UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

1501 North Hamilton Street

Richmond, Virginia

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 6, 2006, Universal Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”), with NVDU Acquisition B.V. and the Company’s subsidiaries Deli Universal, Inc. (“Deli Universal”) and N.V. Deli Universal, pursuant to which Deli Universal agreed to sell its non-tobacco businesses for a combination of cash and the repayment of intercompany loans and other indebtedness, with an aggregate value of approximately $540 million, subject to adjustment as provided in the Purchase Agreement, to NVDU Acquisition B.V., a new company that will be owned by NIBC Principal Investments, which is part of NIBC Bank NV, a Netherlands-based merchant bank, and managers of Deli Universal’s non-tobacco businesses (the “Transaction”).

The completion of the Transaction is subject to various closing conditions, including receiving antitrust and other regulatory approvals or decisions (including under the Hart-Scott-Rodino Antitrust Improvements Act and by the European Commission).

The Boards of Directors of the Company and Deli Universal have unanimously approved the Transaction and the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Universal Corporation, NVDU Acquisition B.V., Deli Universal, N.V. Deli Universal, NIBC Principal Investments, or NIBC Bank NV. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the reader should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties or their subsidiaries or affiliates.

Item 8.01. Other Events.

On July 6, 2006, Universal Corporation issued a press release announcing that it entered into the Purchase Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated July 6, 2006, by and between Universal Corporation, Deli Universal, Inc., NVDU Acquisition B.V. and N.V. Deli Universal.*

99.1	Press Release issued by Universal Corporation, dated July 6, 2006.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: July 11, 2006	By:	/s/ Preston D. Wigner
	Name: Title:	Preston D. Wigner General Counsel and Secretary

2

Exhibit Index

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated July 6, 2006, by and between Universal Corporation, Deli Universal, Inc., NVDU Acquisition B.V. and N.V. Deli Universal.*

99.1	Press Release issued by Universal Corporation, dated July 6, 2006.*

*	Filed herewith